UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report May 15, 2014
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On May 15, 2014, Kingstone Companies, Inc. (the “Company”) issued a press release (the “Initial Press Release”) announcing its financial results for the period ended March 31, 2014.  A copy of the Initial Press Release is furnished as Exhibit 99.1 hereto.

On May 16, 2014, the Company issued a press release (the “Second Press Release”) correcting and replacing the Initial Press Release.  A copy of the Second Press Release is furnished as Exhibit 99.2 hereto.

The information in the Initial Press Release and the Second Press Release is being furnished, not filed, pursuant to this Item 2.02. Accordingly, the information in the Initial Press Release and the Second Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

99.1           Press release, dated May 15, 2014, issued by Kingstone Companies, Inc.

99.2           Press release, dated May 16, 2014, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: May 16, 2014	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer